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                                                                    EXHIBIT 99.1

        GRANT PRIDECO REPORTS QUARTERLY EARNINGS OF 7 CENTS PER SHARE


THE WOODLANDS, October 25, 2000-- Grant Prideco, Inc. (NYSE:GRP) today announced third quarter net income of $7.3 million, or $0.07 per diluted share, a $17.7 million increase over the three months ended September 30, 1999. Third quarter 2000 revenues were $131.2 million with operating income of $15.9 million. For the comparative third quarter of 1999, revenues were $58.8 million with an operating loss of $11.7 million, which generated a net loss of $10.4 million, or $0.10 per diluted share. The revenue increase of $72.4 million, a 123% increase, reflects the improved worldwide rig count for oil and natural gas drilling and completion activity. Results also benefited from price increases in our Engineered Connections and Premium Tubulars segment as well as increased orders for many of our newer, higher margin products that are designed for critical deep gas and offshore applications.

As compared to the second quarter of 2000, revenues for the third quarter increased by $18.7 million, which generated incremental operating income of $9.3 million, an incremental operating margin of 50%. The continued strength in oil and natural gas prices and increased spending plans by major oil and gas companies should result in improved operating income in the fourth quarter of 2000.

For the nine months ended September 30, 2000, revenues were $350.9 million, an increase of $154.1 million, or 78% above last year's levels. Net income of $6.3 million, or $0.06 per diluted share, was reported for the nine months ended September 30, 2000, versus a net loss of $17.4 million, or $0.18 per diluted share, for the previous year. This represents a year on year increase in net income of $23.7 million.
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Grant Prideco - Third Quarter 200 Results



DRILL STEM PRODUCTS

As compared to the third quarter of 1999, revenues for the Drill Stem segment for the third quarter of 2000 increased by $48.5 million to $65.8 million. Operating income was $11.6 million for the third quarter of 2000, an increase of $16.7 million above last year's quarter. The increase reflects growing demand for our drill stem products as a result of the improved worldwide rig count. The operating performance benefited from better absorption of manufacturing costs associated with improved volumes in all product lines as well as earnings generated from our 50% owned seamless tubular facility.

In comparison to the second quarter of 2000, revenues were up by $17.2 million, or 35%, generating incremental operating income of $8.7 million, an incremental operating margin of 51%, as a result of continued strengthening sales and improved absorption of manufacturing costs.

ENGINEERED CONNECTIONS AND PREMIUM TUBULARS

Revenues in the Engineered Connections and Premium Tubulars segment for the third quarter of 2000 were $65.4 million, an increase of 57% as compared to the third quarter of 1999. The growth in revenues reflects the continued demand for our highly engineered tubing and casing products for critical deep gas and offshore drilling and completion applications as well as the improved demand for the Company's newly developed premium thread technology. Third quarter 2000 operating income of $9.5 million improved by $12.0 million compared to the prior year. Operating income benefited from pricing improvements throughout the year and continued demand for high-end products.

As compared to the second quarter of 2000, revenues increased by $1.5 million with incremental operating margins of 45%.

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Grant Prideco - Third Quarter 200 Results



Grant Prideco (http://www.grantprideco.com), headquartered in The Woodlands, Texas, is the world's leader in drill stem technology development and drill pipe manufacturing, sales and service, in addition to being North America's pre-eminent source for engineered connections and premium tubulars.

                                    # # #

Contact:

Frances Powell  (281) 297-8536

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Grant Prideco's prospects for its operations and future demand for its products and services, all of which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties and assumptions, which are more fully described in Grant Prideco, Inc.'s Registration Statement on Form 10 and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, include the impact of oil and natural gas prices and worldwide economic conditions on drilling activity, the impact of drilling activity on demand for and pricing of Grant Prideco's products, Grant Prideco's ability to remain on the leading edge of technology in its products, the availability of qualified operating and manufacturing personnel and manufacturing capacity and Grant Prideco's assumptions relating thereto. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material respects from those currently anticipated and reflected in Grant Prideco's forward-looking statements.

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                               GRANT PRIDECO, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                     (in thousands, except per share amount)

                                                                           THREE MONTHS                        NINE MONTHS
                                                                        ENDED SEPTEMBER 30,                 ENDED SEPTEMBER 30,
                                                                    ---------------------------         ---------------------------
                                                                       2000              1999              2000              1999
                                                                    ---------         ---------         ---------         ---------
REVENUES
  Drill Stem ...............................................        $  65,831         $  17,305         $ 162,353         $  88,900
  Premium Tubulars .........................................           65,401            41,546           188,559           107,876
                                                                    ---------         ---------         ---------         ---------
                                                                      131,232            58,851           350,912           196,776
OPERATING INCOME (LOSS)
  Drill Stem ...............................................           11,589            (5,061)           14,177             4,034
  Premium Tubulars .........................................            9,502            (2,448)           23,753            (8,116)
  Corporate Expenses .......................................           (5,188)           (4,175)          (15,196)          (11,679)
                                                                    ---------         ---------         ---------         ---------
                                                                       15,903           (11,684)           22,734           (15,761)
OTHER INCOME (EXPENSE)
  Interest Expense .........................................           (4,262)           (2,943)          (11,572)           (8,332)
  Other, Net ...............................................               43               109              (347)              400
                                                                    ---------         ---------         ---------         ---------
                                                                       (4,219)           (2,834)          (11,919)           (7,932)

INCOME (LOSS) BEFORE INCOME TAXES ..........................           11,684           (14,518)           10,815           (23,693)
INCOME TAX (EXPENSE) BENEFIT ...............................           (4,323)            4,075            (4,374)            6,293
                                                                    ---------         ---------         ---------         ---------
NET INCOME (LOSS) BEFORE MINORITY
  INTEREST .................................................            7,361           (10,443)            6,441           (17,400)
MINORITY INTEREST ..........................................              (69)             --                (138)             --
                                                                    ---------         ---------         ---------         ---------
NET INCOME (LOSS) ..........................................        $   7,292         $ (10,443)        $   6,303         $ (17,400)
                                                                    =========         =========         =========         =========
INCOME (LOSS) PER SHARE
  (Pro forma prior to effective date of spin-off)
  Basic ....................................................        $    0.07         $   (0.10)        $    0.06         $   (0.18)
                                                                    =========         =========         =========         =========
  Diluted ..................................................        $    0.07         $   (0.10)        $    0.06         $   (0.18)
                                                                    =========         =========         =========         =========
WEIGHTED AVERAGE SHARES OUTSTANDING
  (Pro forma prior to effective date of spin-off)
  Basic ....................................................          108,481           101,408           108,450            98,770
                                                                    =========         =========         =========         =========
  Diluted ..................................................          110,595           101,408           110,335            98,770
                                                                    =========         =========         =========         =========
DEPRECIATION AND AMORTIZATION
  Drill Stem ...............................................        $   3,775         $   3,803         $  11,662         $  10,731
  Premium Tubulars .........................................            3,889             3,598            11,413            10,610
  Corporate ................................................              116               274               318               821

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